Exhibit 10.5

                          EMPLOYMENT AGREEMENT BETWEEN
                     FIRST COMMUNITY NATIONAL BANCORP, INC.
                              AND CECIL R. MCCULLAR

         This Employment Agreement ("Agreement"), dated for purposes of identification, June 1, 1999, is made and entered into between First Community National BanCorp., Inc. ("Employer"), a corporation organized for the sole purpose of organizing and holding the stock of a national banking association to be chartered through the Office of the Comptroller of the Currency of the United States ("OCC"), and Cecil R. McCullar ("Employee").

         WHEREAS, Employer is in the process of forming a new national banking association, Community First Bank, N.A. ("Bank");

         WHEREAS, Employer desires to employ Employee as President and Chief Executive Officer of the Employer; WHEREAS, Employer desires the Employee also to serve as President and Chief Executive Officer of the Bank; and

         WHEREAS, Employee is willing to accept such positions with the Employer and Bank.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, the following capitalized terms have the indicated meanings unless the context clearly requires otherwise:

         1.01.    "Bank Board" means the Board of Directors of the Bank.

         1.02.    "Board" means the Board of Directors of the Employer.

         1.03. "Cause" means (a) the continued failure by Employee to perform his duties hereunder (other than any such failure resulting from his incapacity due to physical or mental illness) after a written demand for performance is delivered to the Employee by the Board (excluding Employee) and which failure has not been cured as hereinafter provided, which demand specifically identifies the manner in which the Board believes that Employee has not performed his duties; or (b) the engaging by the Employee in illegal conduct or any conduct which is demonstrably and materially injurious to the Employer or Bank; or (c) the issuance of a removal order or similar order by a governmental regulatory agency with appropriate jurisdiction prohibiting Employee from participating in the affairs of the Employer or Bank. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or Bank Board or based upon the advice of counsel for the Employer or Bank shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Employer and Bank and shall not be a basis for termination for Cause. It is also expressly understood that the Employee's attention to matters not directly related to the business of the Employer or Bank shall not provide a basis for termination for Cause so long as the Board or Bank Board has approved Employee's engagement in such activities. Upon the issuance of a written demand for performance under this Section, Employee shall have 30 days in which to correct the deficiency, and if the Employee corrects such deficiency within this period the deficiency shall not constitute Cause. If the Employee does not correct the deficiency within the thirty (30) day period, such deficiency shall constitute Cause for purposes of the termination of this Agreement, if the Board (without Employee) so decides. The conditions constituting Cause under Section 1.04 (b) or (c) above shall not require prior notice, a written demand for performance or an opportunity to cure.

         1.04. "Date of Termination" means the date Employee's employment hereunder is deemed terminated as follows: (a) the date specified in the Notice of Termination in the event that Employee's employment is terminated (whether by Employee or Employer), other than on account of Employee's death, Disability or Retirement, (b) if Employee's employment is to be terminated by Employer for Disability, thirty (30) days after Notice of Termination is given (provided that in the case of Disability the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (c) if Employee's employment is terminated by death, the date of Employee's death, or (d) if Employee retires, the date of Employee's Retirement.

         1.05. "Disability" means (a) as a result of Employee's inability due to physical or mental illness, Employee shall have been absent from the full-time performance of his duties with the Employer and/or Bank for six (6) consecutive months, and (b) within thirty (30) days after Notice of Termination is given Employee shall not have returned to the full-time performance of his duties.

         1.06. "Employer" and "Bank" includes any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Employer or Bank, respectively, ceases to exist.

         1.07. "Employment Year" means the 12-month period beginning with the Opening Date and each 12-month period beginning on the annual anniversary of such Opening Date thereafter.

         1.08. "Notice of Termination" means a written notice that Employee's employment with Employer and Bank is terminated pursuant to Section 1.04(a) that specifies a date as to which such termination shall be effective, which effective date (except in the case of termination by Employer for Cause, which may be made effective as of the date of the Notice of Termination) shall be at least 15 days after the date of the Notice of Termination.

         1.09. "Opening Date" means the first day of the month coinciding with or following the later of the following three dates, although all of the following events must occur in order for there to be an Opening Date hereunder:
(a) the Employer has accepted subscriptions and payment in full for a minimum of 625,000 shares of Employer common stock pursuant to the initial public offering of such stock; (b) the Employer has obtained regulatory approval to acquire the stock of the Bank and thereafter to become a bank holding company; and (c) the Bank has received preliminary approval of its application for a charter from the OCC.

         1.10. "Person" has the meaning ascribed to that term in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         1.11. "Retirement" means Employee's voluntary termination of all employment hereunder after the attainment of age sixty-five (65).

         1.12. "Successor" means any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time) the Employer's business directly, by merger or consolidation, or indirectly by purchase of the Employer's voting securities, all or substantially all of its assets or otherwise.

         SECTION II.  TERM OF EMPLOYMENT AND DUTIES.

         2.01. Employment with Employer and Bank. Employer hereby employs Employee as of June 1, 1999, as President and Chief Executive Officer of Employer. Unless this Agreement terminates prior to the Opening Date, Employee's duties with Bank shall commence on the Opening Date or, if later, the date Employer (or organizers) receives notification from the OCC that the articles of association and organization certificate are accepted by the OCC. Employee shall be expected to perform such services as are generally performed by the president and chief executive officer of a bank holding company, in the case of Employer, and of a commercial bank in the case of the Bank. Employer agrees to use its best efforts to have Employee nominated for the Board and elected to the Bank Board and to have him serve on the Executive Committee or equivalent committee of each of such entities.

         2.02. Acceptance of Employment. Employee accepts such employment and shall devote his full-time, attention and best efforts to the diligent performance of his duties herein specified and as an officer of Employer and Bank. While employed hereunder, Employee will not, without the prior express written consent of the Board, accept employment with any other individual, corporation, partnership, governmental authority or other entity, or engage in any other venture for profit which the Board may consider to be in conflict with Employer's or Bank's best interest or to be in competition with Employer's or Bank's business, or which may interfere in any way with Employee's performance of his duties hereunder. It is understood and agreed that Employee has the right to participate in passive investments including income producing real estate.

         2.03. Responsibilities before Opening Date. Prior to the Opening Date, in his capacity as Employee of Employer, Employee shall use his reasonable best efforts to promote the timely and efficient means of accomplishing the approval of the applicable governmental authorities of the Employer' s/Bank's application for a bank charter, licenses, permits, approvals and similar matters necessary and appropriate for the Employer and the Bank to engage lawfully in the commercial banking business and operations contemplated hereby, and the purchasing or leasing of necessary equipment, furnishings and buildings for the Employer's and Bank's respective commercial banking operations. Employee shall act on behalf of Employer in meeting with various persons in connection with obtaining all licenses and approvals necessary for the Bank and Employer and assisting in any manner designated by Employer, including arrangements for the marketing and selling of shares of common stock of the Employer during the initial offering of such common stock.

         2.04. Term of Employment. Unless Employee's employment with Employer is terminated prior to the Opening Date, Employee shall be employed by Employer pursuant hereto until the third year anniversary of the Opening Date unless Employee's employment is sooner terminated as set forth herein; provided, however, that beginning with the first anniversary of the Opening Date and each anniversary thereafter, the term of Employee's employment shall automatically be extended for one additional Employment Year unless at least ninety (90) days prior to such anniversary date, the Employer or the Employee shall have given written notice that the Employee's employment shall not be extended beyond the current Employment Year.

         2.05. Offices. Termination of employment hereunder shall include termination of employment as President and Chief Executive Officer of both the Employer and the Bank.

         SECTION III.  COMPENSATION AND RELATED MATTERS.

         3.01. Base Salary. From the date hereof and until the Date of Termination. Employee shall have an annual base salary of NINETY THOUSAND AND NO/100 DOLLARS ($90,000.00).

          3.02. Employee Benefits. On and after Opening Date, subject to meeting applicable eligibility provisions, Employee shall be entitled to medical and health insurance coverage standard for community banking organizations.

         SECTION IV.  RIGHTS ON TERMINATION OF EMPLOYMENT.

         4.01. Before Opening Date. In the event the Date of Termination occurs prior to the Opening Date, neither party shall have any liability or further obligation under this Agreement to the other except for rights earned through the Date of Termination.

         4.02. Termination for Cause by Employer or Termination for Any Reason by Employee. If Employer terminates Employee's employment for Cause or if Employee terminates his employment for any reason and in each case the Date of Termination is after the Opening Date, the Employer shall pay the Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given. No Notice of Termination is required hereunder in the event of Employee's death, and the foregoing amounts shall be determined on the date of death, if applicable.

         4.03. Termination by Employer Without Cause After Opening Date. Upon the termination of the Employee's employment by Employer without Cause, if the Date of Termination is after the Opening Date, Employer shall pay Employee a lump sum payment equal to the total base salary that Employee would have earned had Employee continued in the Employer's employ through the remaining term of employment, without reference to his termination, such base salary to be at the rate in effect at the time Notice of Termination is given.

         4.04. Other Terminations. In the event of any termination of Employee's employment which is not provided for in Section 4.01, 4.02, and 4.03, Employee shall be entitled to no compensation or other benefits whatsoever beyond the Date of Termination.

         4.05. Offset. The amount of any payment provided for in this Section IV shall not be reduced, offset or subject to recovery by the Employer, Bank or Successor by reason of any compensation earned by Employee as the result of employment by another employer after the Date of Termination, or otherwise.

         SECTION V. STOCK OPTIONS.

         5.01. Grant of Option. If this Agreement has not terminated prior to the Opening Date, Employee is hereby granted on the Opening Date (the "Date of Grant") the following options to purchase Employer common stock, upon the following terms and conditions, at a purchase price equal to the fair market value of Employer common stock on the Date of Grant:

                  (a) The option to acquire 10,000 shares of Employer common stock which shall be exercisable on or after the first anniversary of the Opening Date.

                  (b) The option to acquire 10,000 shares of Employer common stock which shall be exercisable on or after the second anniversary of the Opening Date.

                  (c) The option to acquire 10,000 shares of Employer common stock which shall be exercisable on or after the third anniversary of the Opening Date.

         Any option which is not exercisable at the Date of Termination shall expire on the Date of Termination. All options which may be exercised, but which have not been exercised shall expire thirty (30) days after the termination of Employee's employment if such employment is terminated by Employer for Cause or by Employee for any reason. All options which have not sooner expired shall expire on the ten-year anniversary of the Date of Grant. In the event of Employee's death, any options held by him which were exercisable at the time of his death may be exercised by the person designated in Employee's will or by the proper legal representative of the Employee. No stock option granted hereunder shall be transferable by Employee other than by will or the laws of descent and distribution, and an option may be exercised during the lifetime of Employee only by him or his guardian or legal representative.

         5.02. Restrictions. The options granted hereunder and the shares of common stock issuable upon exercise of such options have not been registered under the Securities Act of 1933 ("Securities Act"), or under the Blue Sky or other securities laws of any state, and cannot be sold or offered for sale unless subsequently so registered or an exemption from registration is available. Employee understands that these securities are being issued in reliance on ss. 4(2) of the Securities Act and other available exemptions from registration under federal and state securities laws and that he may be required to hold the securities indefinitely. All certificates representing the securities shall be subject to stop transfer orders and shall bear an appropriate restrictive legend. Employee agrees that he will not dispose of any of the securities except in a manner and fashion which is in total compliance with the law and unless and until either (i) Employer shall have received an opinion of legal counsel satisfactory to it that such disposition does not violate the Securities Act and regulations promulgated thereunder and any applicable state securities laws or regulations, or (ii) the securities have been validly registered under the Securities Act and any applicable state Blue Sky or securities law. The foregoing notwithstanding, Employer shall, at its expense, register any stock issuable pursuant to the exercise of an option hereunder under the Securities Act and any applicable state Blue Sky or securities law upon Employee's request, provided, however, that the federal registration can be accomplished on Form S-8, and provided further, that such registration shall in no event occur on a date prior to sixty (60) days after the close of the Employer's initial public offering of its common stock.

         5.03. Rule 16b-3. This Section V shall only be effective if this Agreement is approved by the affirmative votes of the holders of the majority of the securities of the Employer present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the Commonwealth of Virginia. Employer agrees to schedule a timely meeting of its original shareholders to consider this approval, or in lieu of such meeting, shall timely obtain a unanimous consent of the original shareholders approving these options. The transactions under this Section V are intended to comply with Rule 16b-3 (or its successor), as amended from time to time, promulgated pursuant to the Exchange Act, and the Employer may, but shall not be required to, submit any proposed amendment to this Section to its shareholders for their approval to assure continued compliance if such proposed amendment would (i) materially increase the benefits accruing to Employee under this Section; (ii) materially increase the number of securities which may be issued under this Section; or (iii) materially modify the requirements as to eligibility for participation in this Section. Furthermore, any portion of this Section dealing with the amount and price of securities to be awarded or awarded to Employee, which specifies the timing of awards to Employee, or which sets forth the formula that determines the amount, price and timing using objective criteria such as earnings of the issuer, value of the securities, years of service, job classification, and compensation levels shall not be amended more than once every six months other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

         5.04. Forfeiture. If at any time while the options are exercisable, the Board of Governors of the Federal Reserve System makes a formal capital call on the Employer or the Comptroller of the currency makes a formal capital call on the Bank, Employee will be required to exercise all exercisable options in whole or part as may be needed for additional required capital or such exercisable options shall be forfeited. Any options not required to be exercised under the terms of any such capital call may be exercised under the original terms of this Agreement.

         5.05. Miscellaneous Considerations. The number of optioned shares shall be adjusted from time to time to prevent dilution or enlargement of Employee's rights caused by stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, reorganizations, liquidations and similar matters. An option may be exercised by giving written notice of exercise to the Employer specifying the number of shares to be purchased and by paying in full in cash the exercise price. Upon notification of the amount due and prior to, or concurrently with, the delivery to Employee of a certificate representing any shares purchased pursuant to the exercise of an Option, Employee shall promptly pay to Employer any amount necessary to satisfy applicable federal, state or local tax requirements.

         SECTION VI.  Certain Continuing Rights

         6.01. Consulting and Continuation of Health Benefits Rights. After Employee's Retirement, Employer agrees that, it shall retain Employee in the capacity of Consultant, until Employee's seventieth (70th) birthday, on mutually acceptable terms including but not limited to a mutually acceptable retainer and it shall provide a continuation of Employee's medical and health benefits on at least as favorable a basis as existing on the date of Employee's Retirement until Employee's seventieth (70th) birthday.

         6.02. Termination of Consulting and Health Benefits Rights. After Employee's Retirement, Employer may terminate its obligations under Section 6.01 only for Cause or the death or Disability of Employee and such termination shall be effective on the Date of Termination. Notwithstanding the foregoing, the rights provided in this Section VI shall automatically terminate at any time that Employee's employment with Employer terminates.

         SECTION VII  MISCELLANEOUS.

         7.01. Agreement of Employer's Successor. Upon Employee's written request, Employer will have any Successor, by agreement in form and substance satisfactory to Employee, assent to the fulfillment by Employer of its obligations under this Agreement. 7.02. Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amount would still be payable to Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's beneficiary designated in writing and delivered to Employer, if any, and if none to Employee's estate.

         7.03. Legal Fees. Each party shall pay its own legal fees and related or other expenses incurred in connection with this Agreement, whether or not such party prevails, including, without limitation all such fees and expenses, if any, incurred in contesting or disputing any termination or seeking to obtain or enforce any right or benefit provided by this Agreement.

         7.04. Taxes. All payments to be made to Employee under this Agreement will be subject to required withholding of federal, state and local and employment and other taxes.

         7.05. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered to Employee or the Chairman of the Board of Employer or mailed by United States registered mail, return receipt requested, postage prepaid and addressed, in the case of Employer, to the attention of the Chairman of the Board at the following address:

         First Community National BanCorp., Inc.
         730 East Church Street
         Martinsville, Virginia

or, in the case of Employee, to the address set forth below the Employee's signature, provided that all notices may be sent to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         7.06. Modification; Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Employee and the Chairman of the Board of Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

         To the extent that any provision of any other agreement between Employer or any of its subsidiaries and Employee shall limit, qualify or be inconsistent with any provision of this Agreement, then for purposes of this Agreement, while the same shall remain in force, the provision of this Agreement shall control and such provision of such other agreement shall be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose.

         7.07. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                      FIRST COMMUNITY NATIONAL BANCORP., INC.



                                      By:  ______________________________

                                      ___________________________________
                                      Cecil R. McCullar